                                                                 Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in the registration statement on Form S-8 (File No. 333-67103) of RFS Bancorp, Inc. of our report dated October 25, 2000, relating to the consolidated balance sheets of RFS Bancorp, Inc. and Subsidiary as of September 30, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2000.


                                        /s/ Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
December 19, 2000